Exhibit 99.1

DIRECTV Announces Proposed Notes Offering

July 19, 2021 7:55 AM Eastern Daylight Time

DALLAS – DIRECTV Entertainment Holdings LLC (“DIRECTV”), a wholly owned subsidiary of AT&T Inc. (“AT&T”), announced today a proposed offering of $3.1 billion aggregate principal amount of Senior Secured Notes due 2027 (the “Notes”) by its indirect wholly owned subsidiaries, DIRECTV Financing, LLC, a Delaware limited liability company, and DIRECTV Financing Co-Obligor, Inc., a Delaware corporation (together with DIRECTV Financing, LLC, the “Issuers”).

The timing of pricing of the Notes is subject to market conditions and other factors. Concurrently with the anticipated completion of the transactions contemplated by the Contribution Agreement, dated February 25, 2021, among AT&T, AT&T MVPD Holdings LLC (formerly known as V Holdco LLC), DIRECTV and TPG VIII Merlin Investment Holdings, L.P (the “Separation Transaction”), DIRECTV Financing, LLC is seeking to enter into new senior secured credit facilities (collectively, the “new credit facility”). The Issuers intend to use the net proceeds of the issuance of the Notes, together with the net proceeds from the new credit facility, to pay down, in cash, intracompany indebtedness owed to AT&T and to pay or fund the reimbursement of certain financing expenses and shared transaction expenses, in connection with the anticipated completion of the Separation Transaction.

In the event that the Separation Transaction is not consummated substantially concurrently with, or prior to, the issue date of the proposed offering, the Issuers will deposit (or cause to be deposited) the gross proceeds of the proposed offering into an escrow account for the benefit of the holders of the Notes, to be released to the Issuers upon consummation of the Separation Transaction. Following the release of the proceeds from escrow, the Notes will be fully and unconditionally guaranteed by each of DIRECTV Financing, LLC’s existing and future indirect and direct domestic subsidiaries (subject to certain exceptions) that incurs or that guarantees any obligations under the new credit facility. Following the release of the proceeds from escrow, the Notes and related guarantees will be secured on a pari passu basis with the new credit facility on a first-priority basis by security interests in substantially all of the tangible and intangible assets of the Issuers and the guarantors that secure the new credit facility (subject to certain permitted liens and certain exceptions).

The Notes will be sold in a private placement only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act.

The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

About DIRECTV

Since its launch in 1994, DIRECTV has continually evolved its product, best-in-class content and service to provide customers an industry-leading video offering. DIRECTV is a leading provider of premium digital video service in the United States, offering high quality video services through the DIRECTV brand, our linear satellite video product, AT&T TV, our newest, next-generation, cloud-based video streaming product, and U-verse TV, our IPTV product. DIRECTV offers the industry’s best picture format, exclusive content in 4K HDR from original series to travel shows and is the undisputed leader in sports, bringing NFL Sunday Ticket customers every live out-of-market NFL game every Sunday during the NFL season. DIRECTV also lets customers watch movies and shows from virtually anywhere – on TVs at home and on their favorite mobile devices with the DIRECTV app. AT&T TV is designed for video consumers who want the best of live TV on their choice of devices and on-demand, compelling live TV packages, sports and access to more than 7,000 apps on the Google Play Store.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect DIRECTV’s expectations, assumptions, projections, beliefs or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding the intended conduct, timing and terms of the proposed Notes offering, related financing plans and any future actions by DIRECTV in respect of the proposed Notes. These statements reflect beliefs and assumptions that are based on DIRECTV’s perception of historical trends, current conditions and expected future developments, as well as other factors DIRECTV believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance. Although DIRECTV believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, these expectations may not be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and changes in circumstances, many of which are beyond DIRECTV’s control. Such risks and uncertainties include, but are not limited to our ability to successfully enter into the proposed transactions regarding the Notes on favorable terms within the intended timing and the other risk factors summarized in AT&T’s Form 10-Q for the quarter ended March 31, 2021, Form 10-K for the year ended December 31, 2020, and other reports filed with the U.S. Securities and Exchange Commission. Market projections are subject to the risks discussed in AT&T’s reports and other risks in the market. The statements herein are made as of the date of this release, even if subsequently made available by DIRECTV on its website or otherwise. DIRECTV disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Contacts

Jon Greer

Jon.Greer@DIRECTV.com

214.213.6277